Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-72900 on Form S-8 of our report dated June 27, 2007, appearing in this Annual Report on Form 11-K of Cinergy Corp. Union Employees’ Savings Incentive Plan for the year ended December 31, 2007.

/S/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio

June 27, 2008